Exhibit 10.2
EXECUTION COPY
INDEMNIFICATION AGREEMENT
between
FINANCIAL GUARANTY INSURANCE COMPANY,
as Insurer
and
DEUTSCHE BANK SECURITIES INC.
as Representative of the Underwriters
Dated as of September 14, 2006

INDEMNIFICATION AGREEMENT
     INDEMNIFICATION AGREEMENT (as may be amended, modified or supplemented from time to time, this “Agreement”) dated as of September 14, 2006, by and among FINANCIAL GUARANTY INSURANCE COMPANY, as insurer (the “Insurer”) and DEUTSCHE BANK SECURITIES INC., as representative of the several Underwriters named in the Underwriting Agreement referred to herein.
     Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Sale and Servicing Agreement. For purposes of this Agreement, the following terms shall have the meanings provided below:
     “Agreement” means this Indemnification Agreement, as amended from time to time.
     “AmeriCredit Parties” means the Issuer, the Servicer and the Seller.
     “Closing Date” means September 26, 2006.
     “Date of Issuance” means the date on which the Policy is issued as specified therein.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all related rules and regulations.
     “Federal Securities Laws” means the Securities Act, the Exchange Act, the U.S. Trust Indenture Act of 1939, the U.S. Investment Company Act of 1940 and the U.S. Investment Advisers Act of 1940, each as amended from time to time, and the rules and regulations in effect from time to time under such Acts.
     “Indemnified Party” means any party entitled to any indemnification pursuant to Section 4 hereof.
     “Indemnifying Party” means any party required to provide indemnification pursuant to Section 4 hereof.
     “Indenture” means the Indenture dated as of September 18, 2006, by and between the Issuer and the Trustee.
     “Insurance Agreement” means the Insurance Agreement dated as of September 18, 2006, among the Insurer, AmeriCredit Automobile Receivables Trust 2006-B-G, as Issuer, AFS SenSub Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Wells Fargo Bank, National Association, as Trustee.
     “Insurer Agreements” means this Agreement and the Insurance Agreement.
     “Insurer Information” means the information in the Preliminary Prospectus Supplement and the Prospectus Supplement regarding the Insurer and the Policy, which consists solely of the information set forth under the captions “The Insurer” and “The Policy” in the Preliminary

Prospectus Supplement and the Prospectus Supplement, and the consolidated financial statements of the Insurer and subsidiaries as of December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, and the unaudited consolidated financial statements of the Insurer and subsidiaries as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005, in each case as provided to the Depositor for incorporation by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement. The Insurer Information does not include any other information. The Insurer has provided the Insurer Information in connection with its role as credit enhancer, which consists solely of the obligation to pay claims, if any, under and in accordance with the express terms of the Policy.
     “Insurer Party” means any of the Insurer, its subsidiaries and Affiliates, and any shareholder, director, officer, employee, agent or “controlling person,” within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.
     “Losses” means (a) any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature incurred by the party entitled to indemnification or contribution hereunder, to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an Affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (b) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.
     “Offering Document” means, collectively, the Preliminary Prospectus Supplement, dated September 12, 2006 (the “Preliminary Prospectus Supplement”), the Prospectus Supplement, dated September 14, 2006 (the “Prospectus Supplement”), and the Prospectus, dated April 28, 2006 (the “Prospectus”), of the Depositor, in respect of the offering and sale of the Notes, any amendment or supplement thereto, and any other offering document in respect of the Notes that makes reference to the Policy.
     “Policy” means the Financial Guaranty Insurance Policy No. 06030109 dated September 26, 2006, including any endorsements thereto, issued by the Insurer with respect to the Notes.
     “Representative” means Deutsche Bank Securities Inc.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Transaction Documents” means this Agreement, the Indenture, the Notes, the Sale and Servicing Agreement, the Purchase Agreement, the Custodian Agreement, the Trust Agreement, the Insurance Agreement, the Spread Account Agreement and all other documents and certificates delivered in connection therewith except for the Policy.
     “Trustee” means Wells Fargo Bank, National Association, or any successor Trustee under the Indenture.

     “Underwriter Information” means (A) with respect to the Prospectus Supplement, (i) on the cover of the Prospectus Supplement, the information in the table under the headings entitled “Price to Public”, “Underwriting Discounts” and “Proceeds to Seller” and (ii) in the body of the Prospectus Supplement and within the section entitled “Underwriting”, (a) the paragraph immediately following the table listing the Underwriters’ respective commitments and (b) the third paragraph following the second paragraph containing three bulleted sub-paragraphs and (B) with respect to the Preliminary Prospectus Supplement, in the body of the Preliminary Prospectus Supplement and within the section entitled “Underwriting”, the third paragraph following the second paragraph containing the three bulleted sub-paragraphs.
     “Underwriter Party” means, with respect to each of the Underwriters, any of the following: each Underwriter, its parent, subsidiaries and Affiliates and any shareholder, director, officer, employee, agent or “controlling person,” within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.
     “Underwriters” means, the several Underwriters named in the Underwriting Agreement.
     “Underwriting Agreement” means the Underwriting Agreement dated September 14, 2006, among the Seller, AmeriCredit Financial Services, Inc. and the Representative, on behalf of the several Underwriters, with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.
     Section 2. Representations and Warranties of the Insurer. The Insurer represents and warrants to, and agrees with, each Underwriter as follows:
     (a) Organization and Licensing. The Insurer is a duly organized, validly existing and in good standing New York stock insurance corporation duly qualified to conduct an insurance business in the State of New York.
     (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder.
     (c) Authorization; Approvals. All proceedings legally required for the execution, delivery and performance of the Policy and this Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer’s Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policy and this Agreement have been obtained or are not material to the enforceability of the Policy and this Agreement.
     (d) Enforceability. The Policy, when issued, will constitute the legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity.
     (e) No Conflict. The execution by the Insurer of the Policy and this Agreement will not, and the performance of the provisions thereof and hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the

Certificate of Incorporation or the Amended By Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound; constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy or this Agreement.
     (f) Financial Information. The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003 and the accompanying notes, together with an opinion thereon of Ernst & Young LLP, independent registered public accounting firm, a copy of which has been delivered to the Depositor to be incorporated by reference into the registration statement relating to the Prospectus Supplement, present fairly in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. The unaudited consolidated financial statements of the Insurer and its subsidiaries as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005, and the accompanying notes, a copy of which has been delivered to the Depositor to be incorporated by reference into the registration statement relating to the Prospectus Supplement, present fairly in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Since June 30, 2006, there has been no material change in such financial condition of the Insurer that would materially and adversely affect its ability to perform its obligations under the Policy.
     (g) Insurer Information. The Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.
     Section 3. Representations, Warranties and Agreements of the Underwriters. The Underwriters each represents and warrants to, and agrees with, severally, to the Insurer as follows:
     (a) It will make offers and sales of the Notes in compliance with all applicable legal requirements and only as described in the Offering Document and the Underwriting Agreement.
     (b) It will not use, or distribute to any Person for use, or permit the use of, any Offering Document in connection with the offer and sale of the Notes unless such Offering Document includes or incorporates by reference such information relating to the Insurer as has been furnished by the Insurer for inclusion therein and the information therein or incorporated by reference therein concerning the Insurer has been approved by the Insurer in writing. It will not include any information relating to the Insurer except as furnished by the Insurer. The Insurer hereby consents to the inclusion of the Insurer Information in the Prospectus Supplement.

     (c) It has the corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.
     (d) All proceedings legally required for the execution, delivery and performance of this Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of its Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of this Agreement have been obtained or are not material to the enforceability of this Agreement.
     (e) The Underwriter Information is true and correct in all material respects and does not contain any untrue statement of a material fact.
     Section 4. Indemnification.
     (a) The Insurer agrees, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and save harmless the Underwriter Parties against any and all Losses of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Insurer Information or (iii) a breach of any of the representations, warranties or agreements of the Insurer contained in Section 2 hereof.
     (b) Each Underwriter hereby agrees, severally and not jointly, to pay and protect, indemnify, defend and save harmless each Insurer Party against any and all Losses of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Underwriter Information or (iii) a breach of any of the representations, warranties or agreements of such Underwriter contained in Section 3 hereof.
     (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.
     (d) The indemnity agreements contained in this Section 4 shall be in addition to any liability which any Indemnifying Party may otherwise have to an Indemnified Party.
     Section 5. Indemnification Procedures. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability it may have to an Indemnified Party. If any such action or claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the

Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel retained by the Indemnifying Party for the benefit of the Indemnified Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Underwriter Parties and one such firm for all Insurer Parties, as the case may be, in addition to local counsel (if necessary), which firm shall be designated in writing by the Representative in respect of the Underwriter Parties and by the Insurer in respect of the Insurer Parties), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.
     Section 6. Contribution.
     (a) To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party (i) on the basis of the relative benefit of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand; provided, that no Underwriter shall be liable for any amount in excess of the aggregate sales price of the Notes paid to such Underwriter by a purchaser thereof less the price paid therefor by such Underwriter and the Insurer shall not be liable for any amount in excess of the aggregate Premium received by the Insurer in connection with the Notes. The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (b) The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.
     (c) The parties agree that the Insurer shall be solely responsible for the Insurer Information, the Underwriters shall be solely responsible for the Underwriter Information and that the balance of the Offering Document shall be the responsibility of the AmeriCredit Parties.
     (d) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.
     Section 7. Miscellaneous.
     (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to the Insurer:	Financial Guaranty Insurance Company
125 Park Avenue New York, New York 10017
Attention: Structured Finance Surveillance
Telecopy No.: (212) 312-3220
E-Mail: Sfsurveillance@fgic.com

If to the Underwriters:	Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, NY 10005
Attention: Managing Director and Head of North
American Asset Backed Securities
Telecopy: (212) 797-2030
     (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.
     (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

     (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.
     (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Notes or (iii) any termination of this Agreement, the Underwriting Agreement or the Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of any AmeriCredit Parties under the Insurance Agreement.
     (f) Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     (g) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.
     (h) No Bankruptcy Petition. Each of the Insurer and each of the Underwriters in their capacity as an Underwriter covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law. Each of the Insurer and each of the Underwriters in their capacity as an Underwriter covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law.
     (i) Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNTIED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO

THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.
     To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
     Nothing contained in this Agreement shall limit or affect each party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement against any other Party or its property in the courts of any jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered as of the date first above written.

FINANCIAL GUARANTY INSURANCE COMPANY

By	/s/ Matthew Fanelli
Name	Matthew Fanelli
Title	Vice President

DEUTSCHE BANK SECURITIES INC., as Representative of the Underwriters

By	/s/ Rick Koppenhaver
Name	Rick Koppenhaver
Title	Vice President

By	/s/ Jay E. Steiner
Name	Jay E. Steiner
Title	Director